UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2022

Summit Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 California Street, Suite 3500
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
 Registrant’s Telephone Number, Including Area Code:  (303) 893-0012
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company             ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2022, the Board of Directors (the “Board”) of Summit Materials, Inc. (the “Company”) unanimously approved and adopted the Third Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”) effective as of such date.

The amendments effected by the Amended Bylaws include, among other things:

•enhanced specificity regarding the manner in which notice of stockholder meetings is deemed given;
•updated provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the Delaware General Corporation Law;
•a change in the default expiration period for a proxy granted by a stockholder from three years to one year;
•clarification that stockholder action may not be effected by written consent in lieu of a meeting, consistent with the Company’s Restated Certificate of Incorporation;
•clarification regarding the powers of the Board and the chairperson of a stockholder meeting to regulate conduct at such meeting;
•clarification regarding the Chief Executive Officer’s express authority to appoint certain officers;
•clarification that the Chief Executive Officer and the President are separate roles;
•the addition of an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved;
•a requirement that a stockholder directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white;
•enhanced procedural mechanics for stockholder nominations of directors and submissions of stockholder proposals (other than proposals to be included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) at stockholder meetings, including:

◦a requirement that proposed nominees submit to interviews by the Board or any Board committee within 10 days after any reasonable request therefor;
◦a requirement to submit a completed written questionnaire with respect to the background and qualifications of proposed nominees;
◦clarification regarding the requirement to update the notice such that it is true and correct as of the record date and as of 10 business days prior to the meeting; and
◦a requirement that any proposed nominee agree to tender his or her resignation from the Board if (i) the Board or any Board committee determines that such proposed nominee failed to comply in all material respects with certain agreements provided in the nomination notice (pertaining to matters such as the proposed nominee’s voting commitments, compliance with Company policies and communications with the Company and its stockholders), (ii) the board provides such proposed nominee notice of such determination and (iii) if such failure may be cured, such proposed nominee fails to cure such failure within 10 business days after delivery of such notice;

•updates to procedural requirements relating to director nominations by stockholders in response to the Securities and Exchange Commission’s adoption of “universal proxy” rules pursuant to Rule 14a-19 under the Exchange Act, including:

◦a requirement that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies under the universal proxy rules and to provide an update to the Company within two business days of any change in such intent;
◦a requirement that any stockholder that has represented that it intends to solicit proxies under the universal proxy rules to provide evidence that it has solicited two-thirds of the Company’s stockholders in accordance with the universal proxy rules at least five business days before the applicable meeting; and
◦a requirement that the Company to disregard the nomination of any proposed nominee if, after a stockholder or certain associated persons provides notice under the universal proxy rules, the stockholder either (i) notifies the Company of a change in such stockholder’s intentions regarding solicitation for such nominee or (ii) fails to timely file its proxy statement and solicit two-thirds of the Company’s stockholders in accordance with the universal proxy rules.

The Amended Bylaws also effected certain other administrative, modernizing, clarifying, and conforming changes, including changes in furtherance of gender neutrality.

The foregoing general description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Summit Materials, Inc.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
DATED: November 21, 2022
	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary